CONFIDENTIAL	EXHIBIT 4.11
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REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

16TH AMENDMENT TO THE EQUIPMENT SUPPLY AGREEMENT Entered into on June 26, 2014.
NET+PHONE TELECOMUNICAÇÕES LTDA., limited liability company, headquartered at Avenida Caminho do Mar, No. 3.115, Bloco C, Pavimento Superior, Parte A, City of São Bernardo do Campo, State of São Paulo, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter referred to as “CLIENT 1”;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A. (formerly known as PAGSEGURO INTERNET S.A.), corporation, headquartered at Avenida Brigadeiro Faria Lima, 1384, 4th floor, Parte A, City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 2”, and jointly with CLIENT 1, as “CLIENTS”;
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA. (formerly known as PAX BR COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS DE INFORMÁTICA LTDA.), limited liability company, headquartered at Rua Santa Mônica, No. 281, Bloco A, City of Cotia, State of São Paulo, Postal Code 06.715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “TRANSIRE SERVIÇOS”; and
TEC TOY S.A. (as the successor by merger of TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRÔNICOS S/A, CNPJ/MF: [*****]) corporation, headquartered at Avenida Buriti, 3149, Distrito Industrial I, City of Manaus, State of Amazonas, Postal Code 69075-000, enrolled with CNPJ/MF under No. [*****], with branch at Rua Santa Mônica, 281, Bloco D, Parque Industrial San Jose, City of Cotia, State of São Paulo, CEP 06715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “TEC TOY”. TRANSIRE SERVIÇOS and TEC TOY are jointly referred to simply as “SUPPLIERS”.
CLIENT 1, CLIENT 2, TRANSIRE SERVIÇOS and TEC TOY are hereinafter jointly referred to as “Parties”, and individually as “Party”.
Whereas:
(i)The Parties entered into the Equipment Supply Agreement (“Agreement”) on June 26, 2014, which was subsequently amended;
(ii)The Parties negotiated some conditions, and they wish to formalize through this instrument.
The Parties have decided to enter into this 16th Amendment to the Equipment Supply Agreement (“Amendment”), pursuant to the following terms and conditions:
1. PURPOSE
1.1. It is hereby agreed, as part of a negotiation carried out by the Parties, that the CLIENTS shall make an advance payment to the SUPPLIERS in the amount of [*****] ([*****]), within [*****]from its execution. That amount shall be [*****].

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1.1.1. Upon the completion of the deliveries established in Exhibit I, the Parties undertake to assess the composition of the [*****].
1.1.2. [*****].
1.2. In conclusion, the CLIENTS undertake to purchase any types of equipment offered by the SUPPLIERS under the Agreement, such as POS/MPOS/Smart terminals, as from the full delivery of the equipment purchased by the CLIENTS in orders that have previously been executed, undertaking the total [*****] ([*****]).
2. GENERAL PROVISIONS
2.1. This Amendment constitutes the entire content of the understanding between the Parties, superseding any exchange of information, whether orally or by writing, by telephone, fax, email, letter, or similar mean, binding the Parties and their successors.
2.2. The Parties agree that no change to this Amendment, or the failure to exercise the rights provided herein by either Party, shall be considered as novation of any obligation or provision herein, except as otherwise agreed by the Parties.
In witness whereof, the Parties execute this instrument in the electronic form, and such Parties, together with their Witnesses, acknowledge that electronic, digital, and computerized signatures are valid and fully effective, constituting instrument enforceable out-of-court for all legal purposes, even if it such signatures or certifications are not under ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Presidential Decree No. 2,200/2001 in force in Brazil.
São Paulo, August 4, 2022.

NET+PHONE TELECOMUNICAÇÕES LTDA.	PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA.
TEC TOY S.A.
Witnesses:

1.	2.
Name:	Name:
CPF: [*****]	CPF [*****]

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EXHIBIT
I

Model	Aug/22	Sep/22	Total	ORDER PRICE USD	PTAX	AMOUNT (R$)
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]		[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Total	[*****]	[*****]	[*****]

[A]	[B]	[A-B]
Total Amount	Total Paid	Discount Amount	(%) Discount
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

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